English translation for reference purpose only

Exhibit 10.6

Long-term Wafer Supplying

and Prepayment Agreement

between

M. Setek Co., Ltd.

and

JingAo Solar Co., Ltd.

December 9, 2006

English translation for reference purpose only

The Agreement on Long-Term Supply of Monocrystal Silicon Wafers and Prepayment (hereinafter referred to as the “Agreement”) is hereby made and entered into by and between M.SETEK Co., Ltd. (hereinafter referred to as “Seller”) and JingAo Solar Co., Ltd. (hereinafter referred to as “Buyer”), and shall become effective immediately after the Agreement is signed by both Parties.

Subject to the terms and conditions of this Agreement, Buyer agrees to purchase, and Seller agrees to supply, the products as described below (hereinafter referred to as “Product(s)”).

1.	Product: monocrystal silicon wafers for solar cells. Product size: 125X125 (Parameter specification is attached hereto). Product specifications may be adjusted accordingly after negotiations between both Parties. Buyer guarantees that it will use Products for production purpose only and shall not use them for resale.

2.	Prepayment: Buyer agrees to pay Seller one hundred million US dollars (USD 100,000,000.00), as a prepayment for future deliveries under the long-term cooperation between both Parties from July 2007 to December 2011. Such prepayment shall be made within the second quarter of 2007.

3.	Price, Quantity, and Total Amount: See the exhibit attached hereto.

Price hereunder is a Price FOB Japan Port, and will be annually negotiated between both Parties according to the then economic condition.

4.	Method of Payment: Upon each delivery, a refund of prepayment shall be made as one dollar per wafer. Buyer shall, one week before dispatch of goods, make the remaining payment for the delivery, and any delay in payment will result in delay in delivery.

5.	Term: This Agreement shall become effective immediately, after it is signed and the prepayment of one hundred million US dollars is paid off. Once effective, this Agreement shall continue to be effective until December 2011. This Agreement shall not be terminated early except as provided below.

6.	Default: During the term of this Agreement, Buyer shall make the prepayment on time, and any delay in payment will cause Buyer to incur a penalty in the amount equal to 0.5 percent of the value of goods for each month delinquent. Seller shall deliver the ordered goods on schedule, and any delay in delivery will cause Seller to incur a penalty in the amount equal to 0.5 percent of the value of goods for each month delinquent.

7.	Termination: This Agreement may be terminated early if the following conditions are satisfied:

In case of termination by Buyer: Buyer may terminate this Agreement before the expiry hereof, if:

(1)	the quantity of Products provided by Seller fails to satisfy the Buyer’s order quantity; or

(2)	the quality of Products provided by Seller fails to meet the quality standards agreed upon by both Parties;

(3)	Buyer is required to notify Seller in writing of the failure above; and

English translation for reference purpose only

(4)	Seller fails to remedy the failure within sixty days after receipt of the written notice of the failure.

In case of termination by Seller: Seller may terminate this Agreement, if Buyer fails to make payment and fails to remedy the failure within sixty days after receipt of written notice of the failure.

8.	The Parties will, according to the expansion of production by Seller and each Party’s satisfaction over cooperation, sign a separate contract for supply of silicon wafers and prepayment for a second term during the term of this Agreement or six months before the expiry of this Agreement.

Buyer:		Seller:

JingAo Solar Co., Ltd.		M. Setek Co., Ltd.

By:	/s/ Jing Bao Fang	By:	/s/ Ritsuo Matsumiya
	Jin Bao Fang		Ritsuo Matsumiya

Date:	December 9, 2006	Date:	December 9, 2006

English translation for reference purpose only

Exhibit	2006.12.09

Wafer Supplying plan from M.SETEK to Jing Ao Solar Co. Ltd

Supplying Time table	Monthly supply ( pcs)	Months	Total supplying wafer ( pcs)	Price/pc (U$)	Total Value USD
2007.7-2007.12	100,000	6	600,000	5	3,000,000.00
2008.01-2008.6	500,000	6	3,000,000	5	15,000,000.00
2008.07-2009.06	1,500,000	12	18,000,000	5	90,000,000.00
2009.7-2010.6	3,000,000	12	36,000,000	5	180,000,000.00

2010.7-2011.6	3,000,000	12	36,000,000	5	180,000,000.00
2011.7-2011.12	3,000,000	6	18,000,000	5	90,000,000.00

Total			111,600,000		558,000,000.00

Specs:	Thickness:	220um, ±25um

	Size	125X125cm, ±0.4mm

	Diameter	165mm, ±0.3mm

	Resistivity	0.5-3ohm.cm

	Oi	<8.5x10E17

	Cs	<5x10E16

	Life time	>5us.

	TTV	<50um

	Surface	clean

Execution Copy

Amendment to the Long-Term Wafer Supply and Prepayment Agreement

This AMENDMENT (this “Amendment”) is entered into on January 15, 2007 to amend certain provisions of that certain Long-Term Wafer Supplying and Prepayment Agreement, dated December 9, 2006 (the “Long-Term Wafer Supplying and Prepayment Agreement Agreement”), between JingAo Solar Holdings Co., Ltd. (“the Buyer “), and M.Setek Co. Ltd. (the “Seller”).

In consideration of good and valuable consideration, the sufficiency of which is acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1. Amendment to Section 3. Section 3 of the Long-Term Wafer Supplying and Prepayment Agreement is hereby deleted in its entirety and the following is hereby substituted in place thereof:

“3. Price, Quantity, Delivery Schedule and Delivery Amount: The price, quantity, delivery schedule, and delivery amount are set forth in the exhibit attached hereto, unless the Parties determine otherwise by written agreement.

Price hereunder is a Price FOB Japan Port, and shall be $5 per wafer for wafers to be delivered from July 2007 to December 2007 and starting from 2008 shall be adjusted at least annually, or more frequently as the parties may determine, based on the then market condition. Prices shall be reasonably discounted on the basis of fair market price as the Buyer may pay to any other supplier for identical or similar products. The Seller understands and acknowledges that such pricing is requested by the Buyer on the basis of its long term and large quantity of demand and the prepayment arrangement by the Buyer to the Seller.”

2. Amendment of Section 7. Section 7 of the Long-Term Wafer Supplying and Prepayment Agreement is hereby supplemented by the addition of the following:

“If for any reason this Agreement is terminated, the Seller shall within 2 months refund to the buyer the portion of the prepayment for which the Products have not been delivered.”

3. New Sections. New Sections 9 and 10 are hereby added to the Long-Term Wafer Supplying and Prepayment Agreement:

“9.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the People’s Republic of China without reference to the choice of law principles thereof.

10.

Dispute Resolution. All disputes arising from or in connection with the performance of this Agreement shall be resolved by the Parties through amicable consultation; if such consultation fails to resolve the dispute, either Party may submit such dispute to China International Economic and Trade Arbitration Commission (the “Arbitration Agency”) to be arbitrated under the arbitration rules then in effect of the Arbitration Agency. The arbitration shall take place in Beijing, China. The arbitration shall be conducted in Chinese. Unless otherwise agreed by the Parties in advance, the arbitration tribunal shall consist of three arbitrators. The Parties shall respectively appoint one arbitrator from the register of arbitrators then in effect of the Arbitration Agency. The third arbitrator and chairman of the arbitral tribunal shall be appointed by the two arbitrators respectively appointed by each Party. If either Party fails to appoint one arbitrator or the Parties fail to jointly appoint the third arbitrator within specified period (such failure includes refusal to accept such appointment by any appointed arbitrator), any such arbitrator shall be appointed by the Arbitration Agency in accordance with its rule. Any arbitral award made pursuant to this Section 10 shall be final and binding upon the Parties.

4. Confirmation of the Long-Term Wafer Supplying and Prepayment Agreement Agreement. Except as otherwise expressly provided herein, all other terms, conditions and agreements set forth in the Long-Term Wafer Supplying and Prepayment Agreement shall remain unchanged and continue in full force and effect.

5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the People’s Republic of China without reference to the choice of law principles thereof.

6. Counterparts. This Amendment may be executed in counterparts and facsimiles of signatures shall be deemed to constitute original signatures.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

JA Solar Holdings Co., Ltd.

By:	/s/ Yang Huaijin
Name:	Yang Huaijin
Title:	CEO
Address:
Facsimile:

M.Setek Co., Ltd.

By:	/s/ Ritsuo Matsumiya
Name:	Ritsuo Matsumiya
Title:
Address:
Facsimile:

3

Execution Copy

Exhibit					2006.12.15

Wafer Supplying plan from M.SETEK to JingAo Solar Co. Ltd

Supplying Time table	Monthly supply ( pcs)	Months	Total supplying wafer ( pcs)	Price/pc (U$)	Total Value USD
2007.7-2007.12	100,000	6	600,000	5	3,000,000.00
2008.01-2008.6	500,000	6	3,000,000	TBD	TBD
2008.07-2009.06	1,500,000	12	18,000,000	TBD	TBD
2009.7-2010.6	3,000,000	12	36,000,000	TBD	TBD

2010.7-2011.6	3,000,000	12	36,000,000	TBD	TBD
2011.7-2011.12	3,000,000	6	18,000,000	TBD	TBD

Total			111,600,000		TBD

Specs:	Thickness:	220um, ±25um

	Size	125X125cm, ±0.4mm

	Diameter	165mm, ±0.3mm

	Resistivity	0.5-3ohm.cm

	Oi	<8.5x10E17

	Cs	<5x10E16

	Life time	>5us.

	TTV	<50um

	Surface	clean